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                                     EXHIBIT 23(A)

                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of United Community Financial Corp. on Form S-8 of our report dated January 29, 1999, appearing in the Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 1998 and 1997.



DELOITTE & TOUCHE LLP


Cleveland, Ohio
August 27, 1999